NAME OF REGISTRANT
Franklin Templeton International Trust
File No. 811-06336

EXHIBIT ITEM No. 77q1(g): Exhibits

AGREEMENT AND PLAN OF REORGANIZATION

		This Agreement and Plan of Reorganization
("Agreement") is made as of this 20th day of October, 2015 by and between Franklin Templeton International Trust, a Delaware statutory trust ("FTIT"), on behalf of Templeton
Foreign Smaller Companies Fund ("TFSCF"), and Templeton
Global Investment Trust, a Delaware statutory trust
("TGIT"), on behalf of Templeton Foreign Smaller
Companies Fund ("New TFSCF").  FTIT, on behalf of
TFSCF, and TGIT, on behalf of New TFSCF, are hereinafter collectively referred to as the "parties," and individually, "party."

		In consideration of the mutual promises
contained herein, and intending to be legally bound, the parties hereto agree as follows:

	1. 	Plan of Reorganization.

		(a) 	Upon satisfaction of the conditions
precedent described in Section 3 hereof, FTIT, on behalf of TFSCF, will convey, transfer and deliver to TGIT, on behalf of New TFSCF, at the closing provided for in Section 2 (hereinafter referred to as the "Closing"), all of TFSCF's then-existing assets (the "Assets"), such Assets to become the Assets of New TFSCF. In consideration thereof, TGIT, on behalf of New TFSCF, agrees at the Closing (i) to assume and pay when due all obligations and liabilities of TFSCF
(including TFSCF's portion of any obligation and liability of FTIT), existing on or after the Effective Date of the Reorganization (as defined in Section 2 hereof), whether absolute, accrued, contingent or otherwise, including all fees and expenses in connection with this Agreement, which fees and expenses shall, in turn, include, without limitation, costs of legal advice, accounting, printing, mailing, proxy solicitation and transfer taxes, if any (collectively, the "Liabilities"), such Liabilities to become the obligations and liabilities of New TFSCF;
and (ii) to deliver to FTIT, on behalf of TFSCF, in accordance with paragraph (b) of this Section 1, full and fractional shares of beneficial interest, without par value, of New TFSCF, equal in number to the number of full and fractional shares of beneficial interest, without par value, of TFSCF outstanding at the time of calculation of TFSCF's net asset value ("NAV") on the business day immediately preceding the Effective Date of the Reorganization. The reorganization contemplated hereby is intended to qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986 (the "Code"). FTIT shall distribute to TFSCF's shareholders the shares of New TFSCF in accordance with this Agreement and the resolutions of the Board of Trustees of FTIT (the "FTIT Board") authorizing the transactions contemplated by this Agreement. New TFSCF is newly organized to acquire the Assets and Liabilities of TFSCF and has no assets and has carried on no business activities prior to the consummation of the Reorganization described herein.

		(b) 	In order to effect the delivery of
shares described in Section 1(a)(ii) hereof, TGIT, on behalf of New TFSCF, will establish an open account for each shareholder of TFSCF and, on the Effective Date of the Reorganization, will credit to such account full and fractional shares of beneficial interest, without par value, of the class of New TFSCF equal to the number of full and fractional shares of beneficial interest of the class such shareholder holds in TFSCF at the time of calculation of the TFSCF's NAV on the business day immediately preceding the Effective Date of the Reorganization. Fractional shares of New TFSCF will be carried to the third decimal place. At the time of calculation of TFSCF's
NAV on the business day immediately preceding the Effective
Date of the Reorganization, the NAV per share of each class of New TFSCF shall be deemed to be the same as the NAV per share of each corresponding class of TFSCF. On the Effective Date of the Reorganization, each certificate representing shares of TFSCF, if any, will be deemed to represent the same number of shares of New TFSCF. Simultaneously with such crediting of the shares of New TFSCF to the shareholders of record of TFSCF, the shares of TFSCF held by such shareholders shall be cancelled.
Each shareholder of TFSCF will have the right to deliver their share certificates of TFSCF to New TFSCF in exchange for share certificates of New TFSCF. However, a shareholder need not deliver such certificates to New TFSCF unless the shareholder so desires.

		(c) 	As soon as practicable after the Effective Date of
the Reorganization, FTIT shall take all necessary steps under Delaware law to effect a complete liquidation, dissolution and termination of TFSCF as a series of FTIT.

		(d)	The expenses of entering into and
carrying out this Agreement will be borne by TFSCF to the extent not paid by its investment manager.

	2. 	Closing and Effective Date of the Reorganization.

		The Closing shall consist of (i) the conveyance, transfer and delivery of the Assets to TGIT, on behalf of New TFSCF, in exchange for the assumption and payment, when due, by TGIT, on behalf of New TFSCF, of the Liabilities of TFSCF; and (ii) the issuance and delivery of New TFSCF's shares in accordance with Section 1(b), together with related acts necessary to consummate such transactions. Subject to receipt of all necessary regulatory approvals and the final adjournment of the meeting of shareholders of TFSCF at which this Agreement is considered and approved, the Closing shall occur on such date as the officers of the parties may mutually agree ("Effective Date of the Reorganization").

	3. 	Conditions Precedent.

		The obligations of FTIT, on behalf of TFSCF, and TGIT, on behalf of New TFSCF, to effectuate the transactions hereunder shall be subject to the satisfaction of each of the following conditions:

		(a) 	Such authority and orders from the U.S.
Securities and Exchange Commission (the "Commission") and state securities commissions as may be necessary to permit the parties to carry out the transactions contemplated by this Agreement shall have been received;

		(b) 	(i) One or more post-effective amendments to TGIT's
Registration Statement on Form N-1A
("Registration Statement") under the Securities Act of 1933 and the Investment Company Act of 1940 (the "1940 Act"), containing such amendments to such Registration Statement as are determined, under the supervision of the Board of Trustees of TGIT (the "TGIT Board," and together with the FTIT Board, the "Boards" or individually, a "Board"), to be necessary and appropriate as a result of this Agreement, shall have been filed with the Commission; (ii) the most recent post-effective amendment or amendments to TGIT's
Registration Statement, with respect to the shares of New TFSCF to be delivered to TFSCF's shareholders in accordance with this Agreement, shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission
(other than any such stop order, proceeding or threatened proceeding which shall have been withdrawn or terminated);

		(c) 	Each party shall have received an opinion of Stradley
Ronon Stevens & Young, LLP, Philadelphia, Pennsylvania, to the effect that, assuming the reorganization contemplated hereby is carried out in accordance with this Agreement, the laws of the State of Delaware, and in accordance with customary representations provided by the parties in a certificate(s) delivered to Stradley Ronon Stevens & Young, LLP, the reorganization contemplated by this Agreement qualifies as a "reorganization" under Section 368 of the Code, and thus will not give rise to the recognition of income, gain or loss for federal income tax purposes to FTIT, on behalf of TFSCF, or its shareholders, or TGIT, on behalf of New TFSCF;

		(d) 	FTIT, on behalf of TFSCF, shall have received an
opinion of Stradley Ronon Stevens & Young, LLP, dated the Effective
Date of the Reorganization, addressed to and in form and substance reasonably satisfactory to FTIT, to the effect that (i) TGIT is a statutory trust duly formed, in good standing and having a legal existence under the laws of the State of Delaware; (ii) this Agreement and the transactions contemplated thereby and the execution and delivery of this Agreement have been duly authorized and approved by all requisite statutory trust action of TGIT, on behalf of New TFSCF, and this Agreement is a legal, valid and binding agreement of TGIT in accordance with its terms; and (iii) the shares of TGIT, on behalf of New
TFSCF, to be issued in the reorganization, upon issuance thereof in accordance with this Agreement, will have been validly issued and fully paid and will be nonassessable;

		(e) 	TGIT, on behalf of New TFSCF, shall
have received an opinion of Stradley Ronon Stevens & Young, LLP, dated the Effective Date of the Reorganization, addressed to and in form and substance reasonably satisfactory to TGIT, to the effect that: (i) FTIT is a statutory trust duly formed, in good standing and having a legal existence under the laws of the State of Delaware; and (ii) this Agreement and the transactions contemplated hereby and the execution and delivery of this Agreement have been duly authorized and approved by all requisite statutory trust action of FTIT, on behalf of TFSCF, and this Agreement is a legal, valid and binding agreement of FTIT in accordance with its terms;

		(f) 	The shares of TGIT, on behalf of New
TFSCF, are eligible for offering to the public in those states of the United States and jurisdictions in which the shares of TFSCF are currently eligible for offering to the public so as to permit the issuance and delivery by TGIT of the shares of New TFSCF contemplated by this Agreement to be consummated;

		(g) 	This Agreement and the transactions
contemplated hereby shall have been duly adopted and approved by the appropriate action of the FTIT Board, on behalf of TFSCF, and the shareholders of TFSCF;

		(h) 	The shareholders of TFSCF shall have
voted to direct TFSCF to vote, and TFSCF shall have voted, as sole shareholder of each class of shares of New TFSCF, to:

			(1) 	Approve an Investment Management
Agreement between Templeton Investment Counsel,
LLC (the "Investment Manager") and TGIT, on behalf of New TFSCF, which is substantially identical to the then-current Investment Management Agreement between the Investment Manager and FTIT with respect to TFSCF; and

			(2)	Approve a Subadvisory Agreement
between the Investment Manager and Franklin Templeton Investments Corp. (the "Subadviser") for New TFSCF, which is substantially identical to the then-current Subadvisory Agreement between the Investment Manager and the Subadviser for TFSCF; and

			(3)	Approve New TFSCF's reliance upon the
manager of manager's order received by Franklin Templeton
Investments, and on which New TFSCF may rely, from the U.S.
Securities and Exchange Commission and its operation in a manager of managers structure whereby the Investment
Manager would be permitted to: (i) hire an investment manager to serve as a subadviser to New TFSCF; (ii) terminate a subadviser and hire one or more other subadvisers; and (iii) materially amend sub-advisory agreements with subadvisers, each without obtaining the approval of the shareholders of New TFSCF, but subject to the approval of the TGIT Board, including a majority of the Trustees who are not "interested persons" of TGIT (as that term is defined in the 1940 Act).

		(i) 	The Trustees of TGIT shall have
duly adopted and approved this Agreement and the transactions contemplated hereby, including authorization of the issuance and delivery by TGIT of shares of New TFSCF on the Effective
Date of the Reorganization and the assumption by TGIT of the Liabilities of TFSCF in exchange for the Assets of TFSCF pursuant to the terms and provisions of this Agreement, and shall have taken the following actions at a meeting duly called:

			(1) 	Approval of the Investment Management
Agreement described in paragraph (h)(1) of this Section 3 between the Investment Manager and TGIT on behalf of New TFSCF;

			(2) 	Approval of the Subadvisory Agreement
described in paragraph (h)(2) of this Section 3 between the Investment Manager and the Sub-adviser with respect to New TFSCF;

			(3) 	Approval of an amendment to the
custody agreement between TGIT and JPMorgan Chase Bank to reflect the addition of New TFSCF;

			(4) 	Selection of PricewaterhouseCoopers
LLP as New TFSCF's independent auditors for the fiscal year ending October 31, 2015;

			(5) 	Approval of an amendment to the
distribution agreement between TGIT and Franklin/Templeton
Distributors, Inc., to reflect the addition of New TFSCF;

			(6) 	Approval of a form of selling
agreement between Franklin/Templeton Distributors, Inc. and securities dealers, including any amendment(s) to the form of selling agreement;

			(7) 	Approval of distribution plans by
TGIT pursuant to Rule 12b-1 under the 1940 Act relating to each of Class A and Class C on behalf of New TFSCF;

			(8) 	Approval of a multiple class plan
pursuant to Rule 18f-3;

(9) 	Approval of an amendment to the Amended and Restated Transfer
Agent and Shareholder Services Agreement with Franklin Templeton
Investor Services, LLC to reflect the addition of New TFSCF;

			(10)	Authorization of the issuance by
TGIT of one share of each class of New TFSCF to FTIT, on behalf of TFSCF, in consideration for the payment of $1.00 for each such share for the purpose of enabling FTIT, on behalf of TFSCF, to vote on the matters referred to in paragraph (h) of this
Section 3, and the subsequent redemption of such shares, all prior to the Effective Date of the Reorganization; and

			(11) 	Submission of the matters
referred to in paragraph (h) of this Section 3 to FTIT, on behalf of TFSCF, as sole shareholder of New TFSCF.

		At any time prior to the Closing, any of the foregoing conditions may be waived or amended by the party who is entitled to the benefit thereof if, in the judgment of such party, such waiver or amendment will not affect in a materially adverse way the benefits intended to be accorded to the party's shareholders under this Agreement.

4. 	Termination.

		Each Board may terminate this Agreement and abandon the reorganization contemplated hereby, notwithstanding approval thereof by the shareholders of TFSCF, at any time prior to the Effective Date of the Reorganization if, in the judgment of such Board, the facts and circumstances make proceeding with this Agreement inadvisable.

	5. 	Entire Agreement.

		This Agreement embodies the entire agreement between the parties hereto and there are no agreements, understandings, restrictions or warranties among the parties hereto other than those set forth herein or herein provided for.

	6. 	Further Assurances; Other Agreements.

		FTIT, on behalf of TFSCF, and TGIT, on behalf of New TFSCF, shall take such further action as may be necessary or desirable and proper to consummate the transactions contemplated hereby.

		FTIT, on behalf of TFSCF, acknowledges and agrees that this Agreement has been made and executed by TGIT, on behalf of New TFSCF, and is not executed or made by the officers or Trustees of TGIT individually, but only as officers and Trustees under TGIT's Agreement and Agreement and Declaration of Trust, as amended and restated to date, and that the obligations of New TFSCF hereunder are not binding upon any of the Trustees, officers or shareholders of TGIT individually, but bind only the estate of New TFSCF.

		TGIT, on behalf of New TFSCF, acknowledges and agrees that this Agreement has been made and executed by FTIT, on behalf of TFSCF, and is not executed or made by the officers or Trustees of FTIT individually, but only as officers and Trustees under FTIT's Agreement and Agreement and Declaration of Trust, as amended and restated to date, and that the obligations of TFSCF hereunder are not binding upon any of the Trustees, officers or shareholders of FTIT individually, but bind only the estate of TFSCF.

	7. 	Counterparts.

		This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.



	8. 	Governing Law.

		This Agreement and the transactions contemplated hereby shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.



	IN WITNESS WHEREOF, FTIT, on behalf of TFSCF, and
TGIT, on behalf of New TFSCF, have each caused this Agreement and Plan of Reorganization to be executed on its behalf by an authorized officer and attested by its Secretary or an Assistant Secretary, all as of the day and year first-above written.


FRANKLIN TEMPLETON INTERNATIONAL TRUST,
on behalf of TEMPLETON FOREIGN SMALLER COMPANIES FUND

Attest:


By: /s/Navid J. Tofigh				By: _/s/Karen L. Skidmore_____________________
     Name:  Navid J. Tofigh				     Name:  Karen L. Skidmore
 Title: Vice President and Assistant Secretary Title: Vice President and
	    of FTIT                                               Secretary

TEMPLETON GLOBAL INVESTMENT TRUST, on behalf of

TEMPLETON FOREIGN SMALLER COMPANIES FUND
Attest:


By: /s/Kimberly H. Novotny			By: /s/Lori A. Weber
     Name:  Kimberly H. Novotny			     Name:  Lori A. Weber
 Title:    Vice President and Assistant   Title: Vice President and Secretary
	   Secretary of TGIT